UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2014

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Lakeside Drive, Ste. 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On November 6, 2014, PhotoMedex, Inc. (the “Company”) issued a press release entitled “no!no!™ HAIR BREAKS RECORD ON HOME SHOPPING TELEVISION WITH THE MOST UNITS SOLD ON A WEEKDAY” announces that consumers purchased more than 24,000 no!no! Hair removal units on a U.S. live home shopping television broadcast during a 24-hour event on November 3, which was the most units the no!no! hair removal device has ever sold on such a weekday live TV home shopping 24-hour event, generating retail sales of approximately $4.8 million.  The no!no! Hair removal device, which has been sold on home shopping television since 2007, was featured in a beauty event led by international beauty expert Jennifer Crawford and guest Caitlin Brunell, Miss Alabama 2015.

After seven years on live home shopping television, no!no! Hair continues to break records.  To date nearly half a million no!no! Hair removal units have been sold through this channel in the U.S. and more than five million units have been sold worldwide.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS.

99.1  Press Release dated November 6, 2014 issued by PhotoMedex, Inc.

In accordance with General Instruction B.2 of Form 8-K, the information in this current report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	November 6, 2014	By:	/s/ Dolev Rafaeli

Dolev Rafaeli
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	no!no!™ HAIR BREAKS RECORD ON HOME SHOPPING TELEVISION
WITH THE MOST UNITS SOLD ON A WEEKDAY, dated November 6, 2014.